UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 2006


                                   Syms Corp.
             (Exact name of registrant as specified in its charter)

         New Jersey                       1-8546                 22-2465228
         -----------                      ------                 ----------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

              Syms Way, Secaucus, New Jersey                   07094
              ------------------------------                   -----
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (201) 902-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01  REGULATION FD DISCLOSURE.

         On May 30, 2006, Syms Corp. (the "Company") issued a press release announcing the results of its modified Dutch auction tender offer to purchase for cash up to 3,350,000 shares of its common stock, par value $0.05 per share, at a price not more than $18.00 nor less than $16.00 per share. Based on the final count by American Stock Transfer & Trust Company, the depositary for the tender offer, the Company will purchase 436,286 shares at $18 per share for a total cost of $7,853,148. As a result of completing the tender offer, the Company will have 14,500,801 shares of common stock outstanding.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)   Exhibits

         99.1 Press Release dated May 30, 2006 announcing the results of the tender offer

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SYMS CORP.
                                             (Registrant)


                                             By: s/ Marcy Syms
                                                 -------------------------
Dated: May 30, 2006                          Marcy Syms, Chief Executive Officer